Exhibit 10.6

LIMITED LIABILITY COMPANY AGREEMENT OF
BEHRINGER HARVARD RESIDENCES AT CORDILLERA, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) is made and entered into effective as of the 10th day of May 2007, by and between BEHRINGER HARVARD CORDILLERA RESIDENCES, INC., a Delaware corporation (“BH Investor”), and CORDILLERA PARTNERS, LLC, a Delaware limited liability company (“CP Investor”).  The BH Investor and the CP Investor, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a “Member” and, collectively, the “Members”.

ARTICLE I.

FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS - AGENT
PURPOSES, TERM AND DEFINITIONS

1.1                               Formation.  For and in consideration of the mutual covenants herein contained, the Members hereby form a limited liability company (hereinafter the “Company”) under and pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”).  The Company shall be governed by the Act.  The Certificate (as hereinafter defined) has been or shall promptly be filed and recorded in such office and places as is required by the Act.

1.2                               Name.  The business of the Company shall be conducted under the name of “Behringer Harvard Cordillera, LLC.”

1.3                               Company Office, Registered Office and Registered Agent.  The Company shall maintain its principal office in the State of Texas at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or at such other place where the BH Investor headquarters is located as the BH Investor may from time to time designate.  The Registered Office in the State of Delaware is c/o of the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the agent for service of process at such address shall be the Corporation Trust Center.  The Company may maintain such different or additional offices as the Members may determine.

1.4                               Purposes.  The nature and business of the Company and the purposes to be conducted and promoted by the Company are to engage solely in the following activities:

(a)                                  To acquire, improve, develop, redevelop, renovate, construct, maintain, operate, manage, finance, lease, refinance, and sell or exchange the Property (as hereinafter defined);

(b)                                 To exercise all powers enumerated in the Act or this Agreement necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in Section 1.4(a); and

(c)                                  Notwithstanding anything in this Agreement to the contrary, the Company shall not take, or refrain from taking, any action which, in the judgment of BH Investor, in its sole and absolute discretion, (i) could adversely affect the ability of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (“BH REIT”) to achieve or maintain qualification as a real estate investment trust, (ii) could subject BH REIT to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over BH REIT or its securities, unless such action (or inaction) shall have been specifically consented to by BH

REIT in writing.  Any such action or inaction in contravention of Section 1.4 of this Agreement shall be void ab initio, and shall not be given any effect.

1.5                               Term.  The Company shall continue until December 31, 2057, unless earlier dissolved pursuant to the provisions of this Agreement.

1.6                               Definitions.  As used in this Agreement, unless the context clearly requires otherwise, the following words and phrases shall have the following meanings:

“Additional Capital Contributions” means all amounts contributed (or deemed to be contributed) to the Company as additional Capital Contributions by the Members under Section 3.3.

“Additional Scheduled Capital Contributions” means all amounts contributed to the Company as additional Scheduled Capital Contributions by the Members under Section 3.2.

“Adjustment Date” means the close of business on the last day of any fiscal year of the Company and any other date as of which Profits and Losses are allocable under this Agreement.

“Affiliate” means, with respect to any Person (a) any other Person, directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such specified Person; (c) any officer, director, partner, member or trustee of such specified Person; and (d) if any Person who is an Affiliate is an officer, director, partner, member or trustee of another Person, such other Person.  The term “control” shall mean the ability, directly or indirectly, to control the management of an entity.

“Agreement” means this Limited Liability Company Agreement.

“Approval by Company Vote” means approval by a Majority in Interest of the Members pursuant to a Company Vote.  Any determination made by Approval by Company Vote shall be binding on all Members without further consent and approval.

“Asset Management Fee” has the meaning set forth in Section 4.9(c).

“Assets” means all of the assets of the Company (including, without limitation, the Property).

“Business Plan” means any business plan prepared by the CP Investor and approved by the BH Investor and setting forth the estimated business activities of the Company for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as determined by the Members.

“Capital Account” means, with respect to each Member, the account established and maintained on the books and records of the Company for each Member pursuant to Section 3.5 below, adjusted as provided for therein.

“Capital Contribution” means the amount of money and the Gross Asset Value of other property or consideration contributed to the capital of the Company (net of liabilities securing such property that the Company has assumed or taken subject to, under Section 752 of the Code) by a Member.

“Capital Contribution Balance” means, for the Members, the cumulative Capital Contributions of that Member less the cumulative distributions to that Member in return thereof pursuant to Sections 6.1.

“Capital Transaction” means any transaction pursuant to which (i) the Company sells all or substantially all of the Property; or (ii) the Company obtains permanent mortgage financing with a term of five (5) years or more secured by all or substantially all of the Property.  It is expressly agreed that any mezzanine loan financing, any revolving credit loan, line of credit loan, or similar lending arrangement made by the Company shall not be considered a Capital Transaction.

“Cash Needs” has the meaning set forth in Section 3.3(a).

“Certificate” means the Certificate of Formation of the Company.

“Code” means the Internal Revenue Code of 1986 as it may be amended or revised from time to time, or any provision of succeeding law.

“Company” means Behringer Harvard Residences at Cordillera, LLC, a Delaware limited liability company.

“Company Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations.  Subject to the foregoing, Company Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Company with respect to each nonrecourse liability of the Company (or Property owner) if the Company were to Transfer the Company property (or the Property owner were to Transfer the Property owner property) which is subject to such nonrecourse liability in full satisfaction thereof.

“Company Percentage” means initially (a) eighty-five percent (85%) as to BH Investor, and (b) fifteen percent (15%) as to CP Investor, subject to adjustment in accordance with the terms of this Agreement.

“Company Vote” shall mean a vote of the Members.  A Company Vote may be conducted at a meeting of the Members, which meeting may take place by means of telephone conference, video conference or similar communications equipment by means of which all Persons participating therein can hear each other.  Alternatively, a Company Vote may be conducted by notice sent by one of the Members, which notice shall set forth the matter with respect to which the Company Vote is to be made.  If a written consent or consents setting forth the matter to be determined is signed by a Majority in Interest of the Members, Approval by Company Vote shall be deemed to have been obtained with respect to such matter.

“Depreciation” means, with regard to any Company asset for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Developer” means TP Cordillera, LLC a Delaware limited liability company.

“Development Agreements” means the Hotel Development Agreement and the Fractional Development Agreement.

“Development Budget” means the budget for construction of the Improvements and the development of the Fractional Land prepared by the CP Investor and approved by the BH Investor and setting forth the estimated capital and operating expenses of the Company for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as determined by the Members.

“Development Property” means the Fractional Land and the Raw Land.

“Distributable Cash” means all cash, revenues, and funds received by the Company, and any amounts released from Reserves to the extent the Members through approval of the Operating Budgets deem that the amount released is no longer required to be retained in Reserves, less the sum of the following to the extent paid or set aside by the Company: (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (b) all cash expenditures incurred incident to the normal operation of the Company business; (c) such amounts as may be added to Reserves as the Members through approval of the Operating Budgets deem reasonably necessary to the proper operation of the Company’s business.

“Fractional Development Agreement” means a Development Agreement by and between Behringer Harvard Cordillera, LLC, a Delaware limited liability company, and Developer providing for performance by Developer of development services with respect to the Fractionals as set forth in the Fractional Development Agreement and payment by the Company of a development fee to Developer, to be entered into on behalf of the Company, in accordance with the provisions of Section 4.9(a) hereof.

“Fractional Land” means that certain tract of land of approximately three (3) acres that will be subdivided from the Hotel & Spa land on which fractional units are anticipated to be developed.

“Fractional Management Agreement” means a Sales and Management Agreement between the Company and Fractional Manager of sales and management services with respect to the Fractionals and the Raw Land as set forth in the Fractional Management Agreement and payment by the Company of a sales management fee to Fractional Manager, to be entered into on behalf of the Company, in accordance with the provisions of Section 4.9(b) hereof..

“Fractional Manager” means TP Cordillera, LLC, a Delaware limited liability company.

“Fractionals” means those certain fractional units that are anticipated to be developed on the Fractional Land and potentially on the Raw Land.

“Gross Asset Value” means, except as set forth below, the adjusted basis of an asset for federal income tax purposes:

(a)                                  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as determined by the BH Investor (subject to Approval by Company Vote);

(b)                                 The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the BH Investor (subject to Approval by Company Vote), as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Members in exchange for more than a de minimis Capital Contribution and any such other time as the BH Investor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the

Company and any such other time as the BH Investor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c)                                  The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the BH Investor (subject to Approval by Company Vote); and

(d)                                 The Gross Asset Values of Company assets shall be increased or decreased to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) as determined by the BH Investor (subject to Approval by Company Vote), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent the BH Investor determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant this subsection (d).

(e)                                  After the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), or (d) hereof, Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), (c) or (d) of this provision, such Gross Asset Value shall thereafter be computed in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.

(f)                                    At no time shall the Gross Asset Value of all of the Company Assets exceed the total investment of debt and equity in the Company.

“Hotel” means The Lodge and Spa at Cordillera located at 2205 Cordillera Way, Edwards, Colorado.

“Hotel Development Agreement” means a Development Agreement by and between Behringer Harvard Cordillera, LLC and Developer providing for the performance by Developer of development services with respect to the Hotel as set forth in the Hotel Development Agreement.

“Hotel Management Agreement” means a Management Agreement between the Company and Hotel Manager providing for the performance by Hotel Manager of management services with respect to the Hotel.

“Hotel Manager” means RockResorts International, LLC, a Delaware limited liability company or such other manager approved by the Members.

“Hotel Operating Budget” means an annual budget prepared by the Hotel Manager and approved by the BH Investor and setting forth the estimated capital and operating expenses of the Company for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as determined by the Members.

“Improvements” means any improvements and related amenities now located or to be constructed on the Property.

“Initial Capital Contributions” means all amounts contributed (or deemed to be contributed) to the Company as a Capital Contribution by the Members under Section 3.1.

“IRR” means, as to the Members, the actual internal rate of return on the investment in the Company made by the Members, as calculated by the Members consistent with the example set forth on Exhibit D attached hereto on a compounded monthly basis (calculated on a 30-day month) taking into consideration the timing and amount of the Capital Contributions made by the Members, as well as the timing and amount of all distributions received as a result of such investment.  If there is a variance in the result of the calculation between the Members, then the value calculated by BH Investor shall control in the absence of manifest error.  For purposes of calculating the IRR, all Property owned by the Company shall be treated as a single investment and the income from the Property owned by the Company shall be treated as from a single source.  For purposes of calculating the IRR, the Capital Contributions made by the Members shall be deemed invested on the first day of the month in which made, if made on or before the fifteenth (15th) day of such month, and on the first day of the following month, if made after the fifteenth (15th) day of such month.  For purposes of calculating the IRR, all distributions shall be deemed to have been made by the Company on the first day of the month, if paid on or before the fifteenth (15th) day of such month, and on the first day of the following month, if made after the fifteenth (15th) day of such month.

“Land Transfer” means that certain transfer of the Property to the Company by Behringer Harvard Cordillera, LLC, a Delaware limited liability company.

“Landlord” means Behringer Harvard Cordillera, LLC.

“Lease” means the Lease between the Landlord, as lessor, and the Company, as tenant, providing for the lease of the Hotel.

“Major Decision” has the meaning set forth in Section 4.2 of this Agreement.

“Majority in Interest” shall mean Members owning more than fifty percent (50%) of the Company Percentages.

“Management Agreements” means the Hotel Management Agreement and the Fractional Management Agreement.

“Members” means each of BH Investor and CP Investor, and any other Person that is admitted as a member in the Company pursuant to the provisions of Article VIII, and “Members” means collectively all of such Members.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

“Member Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i) of the Regulations.  Subject to the foregoing, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year over the aggregate amount of any distribution during that fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

“Net Cash Flow” means, for any period, the excess of (i) revenues for such period, over (ii) expenses for such period.

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.  Subject to the preceding sentence, the amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during the fiscal year (determined under Section 1.704-2(d) of the Regulations) over the aggregate amount of any distributions during the fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain (determined under Section 1.704-2(h) of the Regulations).

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Operating Budgets” means the Development Budget and the Hotel Operating Budget.

“Operating Expenses” means all the cash expenditures made or required to be made by the Company in connection with the operation of the Company in the ordinary course of business, including without limitation, cash expenditures made or required to be made by the Company in connection with the development, ownership, management, improvement, operation, maintenance, financing and upkeep of the Property, as well as debt service (principal and interest) and capital expenditures of the Company; provided, however, Operating Expenses shall not include (a) any overhead or general administrative costs or expenses of the Members or salaries or other compensation paid to its employees, officers, directors or shareholders (unless specifically provided for in this Agreement); (b) any expenditures paid or payable from cash Reserves of the Company (provided that to the extent any capital expenditures are made in excess of any such Reserves established for such capital expenditures, such excess amounts shall be included as an Operating Expense); and (c) non-cash items such as depreciation and amortization.

“Partially Adjusted Capital Accounts” means, with respect to any Member as of an Adjustment Date, the Capital Account of such Member as of the beginning of the fiscal year ending on such Adjustment Date (where such Capital Account does not reflect such Member’s share of either cumulative Member Minimum Gain or cumulative Company Minimum Gain), after giving effect to all allocations of items of income, gain, loss or deduction not included in Profits and Losses and all Capital Contributions and distributions during such period, but before giving effect to any allocations of Profits or Losses for such period pursuant to Section 7.1 hereof, increased by (a) such Member’s share of Company Minimum Gain as of the end of such fiscal year, and (b) such Member’s share of Member’s Minimum Gain as of the end of such fiscal year.

“Person” means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits, and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this subsection (a) shall be added to such taxable income or loss;

(b)                                 Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this subsection (b) shall be subtracted from such taxable income or loss;

(c)                                  In the event the Gross Asset Value of any of the Company assets is adjusted pursuant to subsections (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)                                 Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation computed in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations for such fiscal year or other period; and

(f)                                    Notwithstanding anything contained herein to the contrary, any items which are specially allocated pursuant to Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e) and 7.3(f) shall not be taken into account in computing Profits or Losses.

“Property” means those certain portions of the tracts of land (and all rights and appurtenances incident thereto) described in Exhibit A attached hereto and all Improvements located, or to be constructed, or developed thereon including, but not limited to, the existing 56-room lodge, approximately 20,000 square feet of spa/fitness center space, approximately 3,000 square feet of meeting/banquet space, 2 restaurants, in place entitlements to add 19 units to the existing lodge, a ski in / ski out condo at the Strawberry Park Beaver Creek lift, approximately 90 daily deeded tee times at 3 area country clubs, options to purchase, with the approval of club members, 20 country club memberships that may be fractionalized, and an adjacent undeveloped 23.2-acre tract fully entitled for 45 residential units and 38,000 square feet of commercial office space that will be conveyed to the Company pursuant to the Land Transfer.

“Raw Land” means that certain 23.2-acre tract with entitlements for 45 residential units and 38,000 square feet of commercial office space.

“Regulations” means the federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust as such term is defined in Section 856 of the Code.

“Reserves” means funds set aside or amounts allocated to reserves for working capital, taxes, insurance, debt service or other costs and expenses incident to the ownership, development and operation of the Property.  The amount of funds to be set aside in Reserves shall be determined by the Members pursuant to the approval of the Operating Budgets.

“Target Account” means, with respect to any Member as of any Adjustment Date, a balance (which may be positive or negative) equal to the hypothetical amount that such Member would receive upon the liquidation of the Company, assuming that (a) all assets of the Company were sold for an amount equal to their respective Gross Asset Values, (b) all liabilities of the Company became due and were satisfied in accordance with their terms (limited with respect to each non-recourse liability, to the Gross Asset Value of the asset securing such liability), and (c) all net assets of the Company were distributed pursuant to Section 6.1 hereof, computed after the Capital Contributions have been made for the period ending on such Adjustment Date.  The Members (subject to Approval by Company Vote) shall determine Gross Asset Value as of each Adjustment Date.

“Tenant” means that certain Tenant under the Lease dated as of the date of this Agreement between Behringer Harvard Cordillera, LLC as Lessor and the Company as Lessee.

“Transfer” means, with respect to a particular property, right or interest, the assignment, sale, transfer, pledge, disposition, hypothecation, mortgage, pledge or the grant of a lien or security interest in such right or interest (or any part thereof), whether voluntarily, involuntarily or by operation of law, and whether for consideration or no consideration.

ARTICLE II.

MEMBERS

2.1                               Members.  The names and addresses of the Members are as follows:

Name	Address

Behringer Harvard Cordillera Residences, Inc.	15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attn: Chief Legal Officer

Cordillera Partners, LLC	260 Townsend Street, 7th Floor San Francisco, California 94107-1790

ARTICLE III.

CAPITAL

3.1                               Initial Capital Contributions.  The Members shall each make an Initial Capital Contribution to the Company of cash and/or property in the amount set forth on Exhibit B attached hereto and made a part hereof (it being agreed that time is of the essence with respect to the making of such Initial Capital Contributions).

3.2                               Additional Scheduled Capital Contributions.  After the Initial Capital Contributions are made, the parties agree that additional funds will be necessary pursuant to the Development Budget and the parties agree that each party will make Additional Scheduled Capital Contributions in the amounts set forth in the Development Budget as defined and as set forth in the Fractional Development Agreement.

3.3                               Additional Capital Contributions.

(a)                                  If at any time the BH Investor determines (up to an aggregate amount of One Million Dollars ($1,000,000.00) on a pro rata basis according to each Member’s Company Percentage and pursuant to one or more requests) or for any amount over One Million Dollars ($1,000,000.00) in the aggregate the Members determine pursuant to Section 4.2 herein that the Company requires (or will require) additional funds for any purpose (“Cash Needs”), then the BH Investor shall use reasonable efforts to secure third party or Member loans to fulfill such Cash Needs.  If such efforts to secure third party or Member loans are unsuccessful, the BH Investor may send the Members written notice (“Additional Capital Notice”) requesting that the Members contribute in cash such amounts as are necessary to satisfy such Cash Needs and describing the purpose for which the funds are needed.  If so requested, each Member shall be obligated to make an Additional Capital Contribution equal to the product of its Company Percentage and the amount of the Cash Needs.  The time for the payment of any Additional Capital Contribution to the Company shall be determined by the BH Investor, but shall in no event be less than ten (10) days after the delivery of the Additional Capital Notice.

(b)                                 If a Member fails to timely contribute all or any portion of any Additional Capital Contribution required of such Member, then such Member shall be considered a “Delinquent Member.”  The Company may, upon notice to a Delinquent Member, exercise the following remedies:

(i)                                     permit the non-Delinquent Member(s) to advance that portion of the Additional Capital Contribution that is in default as a loan (a “Default Loan”) with the following results: (A) the sum thus advanced shall constitute a loan to the Delinquent Member for which the Delinquent Member will pledge its interests in the Company as security for such loan; (B) such loan and all accrued unpaid interest thereon shall be due on demand, or if no demand is made, twelve (12) months after such advance is made; (C) the loan shall bear interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by applicable law, from the date made until the date fully repaid compounding monthly; (D) all Company distributions and other payments that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) under this Agreement (including those under Article 6) shall be paid to the non-Delinquent Member until the loan and all interest accrued thereon is paid in full (with all such payments being applied first to accrued and unpaid interest and then to principal and being deemed to be a distribution or payment (as may apply) to the Delinquent Member, and, in turn, a payment by the Delinquent Member with respect to the loan from the non-Delinquent Member); and (E) the non-Delinquent Member may, in addition to the other rights granted herein, take such action as the non-Delinquent Member may deem appropriate to obtain payment of the loan at the expense of the Delinquent Member; or

(ii)                                  permit the non-Delinquent Member to contribute that portion of the Additional Capital Contribution that is in default as an Additional Capital Contribution made by the non-Delinquent Member, in which case the non-Delinquent Member shall have its Company Percentage increased and the Delinquent Member shall have its Company Percentage decreased in the following manner: (A) the Company Percentage of the non-Delinquent Member immediately following such Additional Capital Contributions shall be increased by an amount equal to one hundred fifty percent (150%) x A/B, where ‘A’ equals the amount the non-Delinquent Member contributed in respect of the Delinquent Member’s required Additional Capital Contribution, and ‘B’ equals the sum of all unreturned Capital Contributions previously made to the Company by all Members after giving effect to the amounts advanced under this Section 3.3(b)(ii) on behalf of the Delinquent Member; and (B) the Company Percentage of the Delinquent Member shall be decreased by the increase of the non-Delinquent Member’s

Company Percentage.  An example of the operation of this Section 3.3(b)(ii) is set forth in Exhibit C attached hereto.

(c)                                  The exercise by the Company of the remedies set forth in Section 3.3(b) above shall be determined by the non-Delinquent Members in their sole discretion and not by any Delinquent Member.

(d)                                 With respect to any efforts by the BH Investor to obtain loans to the Company from a third party or a Member, the financing terms must be substantially similar to (or more favorable than) loans which the Company could obtain on a competitive arms-length basis.  If the BH Investor is unable to determine whether the financing terms are competitive on an arms-length basis, the BH Investor may seek and rely upon the advice of an independent expert in financing.  If any Member makes any loan or loans to the Company or advances money on its behalf, the amount of any loan or advance shall not be treated as a Capital Contribution but shall be treated as a debt due from the Company to such Member.

Any Default Loan made by a non-Delinquent Member hereunder may be assigned by such non-Delinquent Member to an Affiliate of the non-Delinquent Member and such Affiliate shall have the right to exercise any and all rights granted to the non-Delinquent Member hereunder with respect to such Default Loan.  The Partners agree that in the event that the BH Investor shall make a Default Loan hereunder, the BH Investor may structure the loan with such terms (including, if necessary, structuring the Default Loan as a loan to the Company or structuring the Default Loan so that it complies with the requirements of Revenue Procedure 2003-65, I.R.B. 2003-32) as may be required to ensure that BH REIT will not be treated as holding securities having a value of more than ten percent (10%) of the total voting power or the total value of any one issuer for purposes of Code Section 856(c)(4).

3.4                               Bridge Financing.  BH Investor shall make a loan to Behringer Harvard Cordillera, LLC (the “Acquisition Loan”) in the amount of seventy-five percent (75%) of the acquisition price of the Project as set forth in that certain Agreement of Purchase and Sale and Joint Escrow Instructions by and between Colorado Hotel Holding, LLC, Cordillera Lodge & Spa, LLC, Colorado Hotel Operator, Inc., and Cordillera Land, LLC, and Cordillera Partners, LLC, as amended, at an interest rate of nine percent (9%) to be used solely in connection with the acquisition of the Project which loan shall be secured by the Property.  The Members agree that permanent third party financing shall be obtained as soon as is commercially reasonable (which shall be no later than six months after the acquisition of the Property) and the Acquisition Loan shall be repaid to BH Investor along with any accrued interest out of the proceeds of such financing.  In connection with such permanent financing, the Members acknowledge that this Agreement may be amended to include customary and reasonable special purpose entity provisions required by lender provided that no such changes will result in a change in the relative economic position between the parties as set forth in this Agreement.

3.5                               Capital Accounts.  The Company shall establish and maintain on its books and records for each Member a capital account (collectively the “Capital Accounts”) in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.  Subject to the foregoing, each Member’s Capital Account generally shall be:

(a)                                  increased by (i) the amount of money contributed by such Member to the Company, including Company liabilities assumed by such Member; (ii) the fair market value of property (net of liabilities securing such property that the Company has assumed, or taken subject to, under Section 752 of the Code), or other consideration contributed by such Member to the Company; and (iii) allocations to such Member of Net Profits (and items thereof, including certain tax exempt income) and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Regulations; and

(b)                                 decreased by (i) the amount of money distributed to such Member by the Company, including such Member’s individual liabilities assumed by the Company; (ii) the fair market value of all property distributed to such Member by the Company (net of liabilities that such Member is considered to assume or take subject to under Section 752 of the Code); and (iii) allocations to such Member of Net Losses and deductions, including expenses described in Section 705(a)(2)(B) of the Code which are not deductible for tax purposes.

3.6                               Interest on and Withdrawal of Capital Contributions.  The Members shall not be entitled to receive any interest on Capital Contributions, nor shall the Members be entitled to withdraw or otherwise receive a return of their Capital Contributions from the Company, except pursuant to the terms and conditions of this Agreement.  No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

3.7                               Resignation; Redemption.  Except as otherwise expressly permitted by this Agreement, no Member may resign or withdraw from the Company without Approval by Company Vote.  A Member’s interest in the Company may not be redeemed or purchased by the Company without prior Approval by Company Vote.

3.8                               Transfers.  If any interest in the Company is Transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent it relates to the Transferred interest.

ARTICLE IV.

MANAGEMENT

4.1                               General Powers of the Members.  Except as provided in Section 4.2 hereof, the day-to-day administrative management of the Company and the implementation of the policy and decisions of the Company (as approved by Approval by Company Vote) shall rest with the Member holding the Majority in Interest of the Company Percentages, which shall have all the rights and powers as are necessary, advisable or convenient to the management of the business and affairs of the Company, subject to the limitations contained herein, including those matters described in Section 4.2 below.  The Members shall exercise sound business judgment in managing the affairs of the Company.  Notwithstanding anything set forth to the contrary in this Agreement, the Member holding the Majority in Interest of the Company Percentages shall be the only Member entitled to bind the Company and enter into agreements and sign on the Company’s behalf.  Notwithstanding the foregoing, the Member holding the Majority in Interest of the Company Percentages may give express written authorization, in its sole discretion, to the other Member, delegating the authority to sign on the Company’s behalf.  In addition, the Member holding the Majority in Interest hereby approves of the delegation of certain administrative rights to CP Investor through the approval process of the Development Budget and Business Plan, as set forth in the Fractional Development Agreement.  In addition, subject to the provisions of Section 4.2 below, no Member (other than a Member holding a Majority in Interest of the Company Percentages) may make or implement any decision set forth in this Agreement to be made or implemented by the Members or give any notices required to be given without the written approval of the Member holding the Majority in Interest of the Company Percentages or pursuant to Approval by Company Vote.

4.2                               Major Decisions.  Except as otherwise provided in Section 4.12(a), the Member Holding the Majority in Interest of the Company Percentages must obtain the approval of the other Member prior to implementing a Major Decision (as hereinafter defined).  A “Major Decision” as used in this Agreement means any decision with respect to the following matters:

(a)                                  any merger or consolidation of the Company with another entity;

(b)                                 any borrowing by the Company secured by a deed of trust or lien against the Property in excess of Two Million Dollars ($2,000,000);

(c)                                  guarantee of Debt of any other Person;

(d)                                 causing the Company to file a voluntarily bankruptcy petition, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its assets, causing the Company to file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, causing the Company to file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or to take any action in furtherance of the foregoing;

(e)                                  causing the Company to file any lawsuit involving an amount in dispute in excess of Five Hundred Thousand Dollars ($500,000);

(f)                                    any payment by the Company of any compensation to a Member or an Affiliate of a Member, or any transaction between the Company and any Member or Affiliate of a Member, except to the extent that any payment to, or transaction with, a Member is set forth in an approved Operating Budget or expressly authorized or approved pursuant to the terms of this Agreement;

(g)                                 the dedication of any portion of the Property to any federal, state or local government or political subdivision;

(h)                                 executing or approving any agreement, arrangement or contract that imposes an obligation or liability on the Company in excess of One Million Dollars ($1,000,000);

(i)                                     assigning the Company’s rights in specific Company property for other than Company purposes;

(j)                                     any act which would make it substantially impractical to carry on the ordinary business of the Company, other than a Transfer of all or substantially all of the assets of the Company;

(k)                                  any confession of a judgment against the Company;

(l)                                     making, executing or delivering any assignment for the benefit of creditors of the Company, or signing any bond, confession of judgment, indemnity bond or surety bond by or on behalf of the Company;

(m)                               any sale or other disposition of any Asset of the Company having a value in excess of One Million Dollars ($1,000,000), with the exception of lots or fractional interests sold pursuant to a sales plan previously approved by BH Investor or its affiliate;

(n)                                 any admission of any new Member to the Company;

(o)                                 the dissolution or termination of the Company

(p)                                 determining whether Additional Capital Contributions are needed to fulfill Cash Needs after $1,000,000 in aggregate Additional Capital Contributions have been made;

(q)                                 approving any agreement whereby any service or activity to be performed for the Company is to be performed by an Affiliate of a Member (excluding any agreements with an affiliate of BH Investor in connection with services regarding asset management, financing and disposition as contemplated in this Agreement);

(r)                                    payment of compensation to Officers;

(s)                                  the approval of any tax election that adversely affects a Member; and

(t)                                    any other decision or action which by the provisions of this Agreement is required to be authorized by the Members.

4.3                               Mechanism for Major Decision Approvals.  All requests for approvals required under Section 4.2 shall be promptly considered and acted upon by the Members.  A response shall be given by each Member within ten (10) days of receipt of the written notice of the Major Decision to be approved or disapproved.  In the event that a Member fails to expressly approve or disapprove of any item within ten (10) days of receipt of such written notice, such Member shall be deemed to have disapproved such Major Decision.

4.4                               Operating Budgets.  The Company shall operate under the Operating Budgets which shall be prepared by the CP Investor and Hotel Manager and approved by the BH Investor.  After the Operating Budgets have been approved by the BH Investor, the Members shall implement them on behalf of the Company as set forth in the Development Agreement and Hotel Management Agreement and may cause the Company to incur the expenditures and obligations as therein provided.

4.5                               Delegated Authority to Management.  The Member holding the Majority in Interest of the Company Percentages may delegate certain of its powers and responsibilities to the officers of the Company (the “Officers”), and in such event, the Officers shall have such power and authority specified by the Member holding the Majority in Interest of the Company Percentages.  The current officers of the Company are set forth on Schedule 4.5.  The Member holding the Majority in Interest of the Company Percentages shall appoint the Officers including any successors.  Any Officer appointed by the Member holding the Majority in Interest of the Company Percentages may be removed by the Member holding the Majority in Interest of the Company Percentages whenever it determines.  No Officer shall be paid any compensation unless approved by the Members in accordance with Section 4.2 above and such compensation shall be reasonable, at market rates and subject to industry standard for the tasks performed.

4.6                               Payment of Costs and Expenses.  The Company will be responsible for paying all costs and expenses of forming and continuing the Company, conducting the business of the Company, including, without limitation, accounting costs, legal expenses and office supplies.  In the event any such costs and expenses are incurred and paid by the Members on behalf of the Company, then, except as expressly provided to the contrary in this Agreement, such Member shall be entitled to be reimbursed for such payment so long as such cost or expense was reasonably necessary and is reasonable in amount.  The Company may use the proceeds of any revenues of the Company to reimburse a Member for any such costs and expenses so paid.

4.7                               Transactions with Affiliates.  Any agreement whereby any service or activity to be performed for the Company is to be performed by an Affiliate of a Member will be a Major Decision governed by Section 4.2 above.  The Members hereby acknowledge and agree that approval by the Members has been obtained with respect to the Fractional Development Agreement.

4.8                               No Employees.  The Company shall have no employees.

4.9                               Fees Payable by the Company.

(a)                                  The Company shall assume the Fractional Development Agreement in substantially the form attached hereto as Exhibit E, with Developer to perform development services in respect of the Hotel, pursuant to which the Developer will receive a development fee from the Company, as more specifically set forth in the Development Agreement at the time of the Land Transfer if such agreement has not been terminated pursuant to its terms.

(b)                                 The Company shall, concurrently with the execution of this Agreement, enter into the Fractional Management Agreement in substantially the form attached hereto as Exhibit F, with Fractional Manager to perform sales management services in respect of the Fractionals, pursuant to which the Fractional Manager will receive a sales management fee from the Company, as more specifically set forth in the Fractional Management Agreement.

(c)                                  The Company shall pay to Behringer Harvard Opportunity Advisors LP, an affiliate of BH Investor (“BH Advisors”), an annual asset management fee (the “Asset Management Fee”).  Such Asset Management Fee shall be .75% of the total amount invested in the Company as debt and equity as determined on first day of January of each year for the following six months and the first day of July of each year for the following six months.  The Asset Management Fee will be payable in monthly installments on the first of the month and shall be payable from cash flow generated by the Property after the payment of all debt service, management fees and FF&E reserve fund deposits.  To the extent that Property cash flows are insufficient for the payments of the Asset Management Fee, such fee will accrue and be added to the next installment payable.

(d)                                 Upon the initial loan funding of any project financing, the Company shall pay to BH Advisors a fee equal to one percent (1.0%) of the loan amount.

4.10                        Other Compensation.  Except as provided in this Agreement, no Member or its Affiliate shall be entitled to any compensation unless Approval by Company Vote is obtained with respect thereto.

4.11                        Construction Requirements.  The completion or renovation of improvements which are to be constructed on the Property shall be guaranteed at the price contracted either by an adequate completion bond or by other assurances satisfactory to the Members, which assurances shall include one or more (at the discretion of the Members) of the following: (a) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (b) a written fixed price contract with a general contractor that has a substantial net worth; (c) a retention of a reasonable portion of construction costs as a potential offset to such construction costs in the event the general contractor does not perform in accordance with the construction contract; or (d) a program of disbursements control which provides for direct payments to subcontractors and suppliers.  The Company shall make no periodic progress or other advance payments to the general contractor or any subcontractor unless the Company has first received an architect’s certification as to the percentage of the improvements which has been completed and as to the dollar amount of the construction then completed.

4.12                        Financing.

(a)                                  BH Investor shall be responsible for identifying sources of project financing including both acquisition and construction financing.  Such financing will require Approval by Company Vote.  BH Investor will use commercially reasonable efforts to obtain non-recourse financing in amounts of up to seventy to seventy-five percent (70-75%) of fair market value of the Project as permanent financing for the Project and in amounts of up to seventy five to eighty percent (75-80%) of fair market value of any construction financing.  However, if such non-recourse financing is not available or commercially reasonable, BH Investor and CP Investor shall provide guarantees for their pro-rata portion of the financing.  CP Investor, at its option, in writing, may request that BH Investor provide the guarantee for one hundred percent (100%) of the debt incurred and in exchange, CP Investor shall pay to BH Investor an annual fee of one and one-half percent (1.5%) of its pro-rata share of any recourse debt incurred by the Company.  Notwithstanding anything contained in this Agreement to the contrary, in the event that CP Investor elects not to guarantee its prorata share of indebtedness of the Partnership pursuant to the preceding sentence, then so long as BH Investor (or any Affiliate) remains the guarantor of such indebtedness: (a) the decisions described in Sections 4.2(b), 4.2(h) and 4.2(m) shall not be Major Decisions requiring the approval of each Member but shall be made by the Member holding the Majority in Interest, provided, however, that at any time that the Member holding the Majority in Interest has the right to decide on certain Major Decisions as set forth herein, any borrowing as set forth in Section 4.2(b) shall be commercially reasonable and consistent with market rate and term financing and, any sale of a Company Asset as set forth in Section 4.2(m) shall be made to a third party and once an offer is received in connection with such sale that is acceptable to the Member holding the Majority in Interest, in its sole discretion, the Member holding the Majority in Interest shall present such offer to CP Investor and CP Investor shall have three days to determine whether it wishes to purchase such Asset on the terms and conditions and at the price set forth in such offer; however, if CP Investor does not give the Member holding the Majority in Interest written notice of its intent to purchase the Asset within the three day period then the Member holding the Majority in Interest may sell the Asset at a price that is at least 90% of the price set forth in the offer; (b) the Member holding the Majority in Interest shall have the sole right to approve any Additional Capital Contributions, without the joinder of any other Member, provided, however that while the Member holding the Majority in Interest has the sole right, it will act in prudent manner, consistent with good business practice in real estate management in requesting such Additional Capital Contributions and such requests will be in amounts and at times reasonably necessary to fund obligations of the Company; and (c) no other Member shall engage in any act or omission that will create or increase the liability of BH Investor (or any Affiliate) under its guaranty.

(b)                                 The Members agree that Realty Financial Resources, Inc. (“RFR”) shall be entitled to a one time fee to be paid by the Company in the amount of one percent (1.0%) of any initial third party financing that is obtained by the Company from any financing offer brought to the Company by RFR from West LB and accepted and closed on by the Company.  The Members agree that the Company is under no obligation to accept any financing offer presented by RFR and any financing will be selected by BH Investor subject to Approval by Company Vote.  CP Investor agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than as specifically set forth herein or for any claim by RFR for payment in connection with that certain letter from RFR to Jeff Nelsen dated as of June 22, 2006, or otherwise by RFR, CP Investors will hold BH Investor and the Company free and harmless from and indemnify BH Investor and the Company against any and all loss, liability, cost, damage and expense in connection therewith including attorney fees and BH Investor and the Company shall have no liability in connection with any such claim.

ARTICLE V.

RIGHTS AND POWERS OF MEMBERS

5.1                               Limitation of Liability of Members.  The Members shall not be bound by, or personally liable for, obligations or liabilities of the Company to outside third parties beyond the amount of their Capital Contributions to the Company, and the Members shall not be required to contribute any capital to the Company for any obligations to third parties in excess of the Capital Contributions actually made under Sections 3.1, 3.2 and 3.3 hereof.

5.2                               Indemnification.

(a)                                  The Members (including their members, partners, officers, directors, agents, employees and representatives) shall be indemnified by the Company to the fullest extent permitted by law, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it or any of them in connection with the Company, provided that (1) the Member has determined in good faith that such course of conduct was in, and not opposed to, the best interests of the Company and such liability or loss was not the result of gross negligence or willful misconduct, or a material breach of this Agreement on the part of the Member or such person, and (2) any such indemnification will only be recoverable from the assets of the Company and the Members shall not have any liability on account thereof.  All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of the existence of any Member, or the withdrawal, adjudication of bankruptcy or insolvency of any Member.

(b)                                 Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against any person who may be entitled to indemnification pursuant to this Section 5.2 may be paid by the Company in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by such person on behalf of the Company, (ii) the legal action is initiated by a third party who is not a Member, and (iii) such person undertakes to repay the advanced funds to the Company in cases in which it is not entitled to indemnification under this Section 5.2.

5.3                               Other Business Activities.  Subject to the other express provisions of this Agreement, each Member and any Affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in direct or indirect competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein or to account therefor.  Notwithstanding the foregoing, CP Investor and its affiliates (except for Swinerton, Inc.) shall not own an interest in or participate in the acquisition, development or redevelopment of any project similar to any component of the Property in or within thirty (30) miles of Vail, Colorado on their own or with any other party during the term of the Management Agreements or Development Agreements.

5.4                               Information.  In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the following information: (a) true and full information regarding the status of the business and financial condition of the Company; (b) promptly after becoming available, a copy of the Company’s federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Member; (d) a copy of this Agreement, the Certificate, and all amendments to such documents; and (e) other information regarding the affairs of the Company to which that Member is entitled pursuant to the Act.

5.5                               Press Releases.  No public announcement, press release or other similar public disclosure of the terms of this Agreement, the activities of the Company, or the plans of the Company will be made unless same is authorized in writing by the BH Investor.  However, notwithstanding the preceding sentence, any Member shall have the right, without obtaining the consent of any other Member, to make such disclosures as may, in the reasonable judgment of such Member’s counsel, be required by applicable law.  Furthermore, it is agreed that the foregoing provisions of this Section 5.5 shall not prohibit a Member from disclosing such information to the accountants, attorneys, consultants, lenders and vendors of the Company as is necessary to allow such parties to provide services, funds or goods to the Company.

Marketing and promotional materials approved as part of the Business Plan shall be excluded from this Section 5.5.  The Members have agreed that if a Member breaches the obligation set forth in the first sentence of this Section 5.5 (the “Non-Disclosure Obligation”), the actual damages that will be incurred by the other Members as a result of such breach would be extremely difficult or impracticable to determine.  Therefore, the Members agree that if a Member or any Affiliate of a Member breaches the Non-Disclosure Obligation, such Member shall pay to each of the other Members liquidated damages (the “Liquidated Damages”) in the amount of Fifty Thousand Dollars ($50,000) for each such breach, such amount having been agreed upon, after negotiation, as the Members’ reasonable estimate of the damages that will be suffered by reason of a breach of the Non-Disclosure Obligation.  Any Liquidated Damages becoming payable pursuant to this Section 5.5 shall be paid within ten (10) days after the breach of the Non-Disclosure Obligation giving rise to the Liquidated Damages.  If not paid within such ten (10) day period, the Liquidated Damages shall thereafter bear interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by applicable law.  All Company distributions and other payments that otherwise would be made to the Member that is liable for Liquidated Damages shall be paid to the other Members until the Liquidated Damages and all interest accrued thereon are paid in full (with all such payments being applied first to accrued and unpaid interest and then to the Liquidated Damages).

ARTICLE VI.

DISTRIBUTIONS/ALLOCATIONS OF PROFITS AND LOSSES

6.1                               Distributions of Distributable Cash from Operations or from a Capital Transaction.  Within twenty (20) days following the end of each calendar quarter, the Company shall distribute Distributable Cash (including Distributable Cash arising from a Capital Transaction) in the following order of priority:

(a)                                  First, to BH Investor and CP Investor in proportion to their respective Company Percentages, until they have each received distributions resulting from their respective investment of Additional Scheduled Capital Contributions and Additional Capital Contributions in the Company sufficient to provide an IRR of twenty-five percent (25%) (including the return of their Additional Scheduled Capital Contributions and Additional Capital Contributions);

(b)                                 Second, to BH Investor and CP Investor in proportion to their respective Company Percentages, until they have each received distributions resulting from their respective investment of their Initial Capital Contributions in the Company sufficient to provide an IRR of twenty-five percent (25%) (including the return of their Initial Capital Contributions);

(c)                                  Third, fifty percent (50%) to BH Investor and fifty percent (50%) to CP Investor.

(d)                                 Notwithstanding anything to the contrary set forth above, if any Member’s Company Percentage has been diluted by failure to make an Additional Capital Contribution pursuant to Section 3.3, then the distribution percentage with respect to the Delinquent Member set forth in paragraphs (a), (b) and (c) above shall be reduced in proportion by the same percentage as the Member’s Company Percentage has been reduced as a result of the dilution and the percentage of the non-diluted Member shall be increased by the same amount.

(e)                                  An example of the calculation of the distributions contemplated above is set forth in Exhibit E attached hereto.

(f)                                    Notwithstanding anything set forth herein, upon receipt of the proceeds of the initial third party permanent financing, BH Investor shall be entitled to be repaid from the proceeds of such financing in the amount of the Acquisition Loan plus any interest that has accrued thereon.

(g)                                 In the event cash distributions are available at the end of each calendar quarter, CP Investor has the right, upon request to the BH Investor, to receive a minimum amount of forty-five percent (45%) of taxable income allocated to the CP Investor.

ARTICLE VII.

ALLOCATION OF PROFITS AND LOSSES

7.1                               Allocation of Profits and Losses.  After application of Section 7.3 hereof, Profits and Losses for each fiscal year or a portion thereof shall be allocated among the Members as of each Adjustment Date so as to reduce, proportionately, in the case of any Profits, the difference between their respective Target Accounts and Partially Adjusted Capital Accounts as of each Adjustment Date and, in the case of Losses, the difference between their respective Partially Adjusted Capital Accounts and Target Accounts as of each Adjustment Date.  To the extent that, in the fiscal year in which all or substantially all of the Company’s assets are disposed of, or in the fiscal year in which the Company is liquidated, the allocation of Profit or Loss set forth in the preceding sentence does not cause each Member’s Partially Adjusted Capital Account balance to equal the balance of its Target Account, items of income or gain will be reallocated to any Member with a Partially Adjusted Capital Account which is less than its Target Account, and items of loss, deduction or expense will be reallocated to any Member with a Partially Adjusted Capital Account that is greater than its Target Account in such manner as to reduce, to the greatest extent possible, the difference between each Member’s respective balance in its Target Account and its Partially Adjusted Capital Account balance.

7.2                               Limitation on Loss Allocations.  Notwithstanding anything in this Agreement to the contrary, no Losses or item of deduction shall be allocated to a Member if such allocation would cause the Capital Account of such Member to have a deficit in excess of the sum of (a) the amount of additional capital such Member would be required to contribute to the Company if the Company were to dissolve on the last day of the accounting period to which such allocation relates, if any, plus (b) such Member’s distributive share of Company Minimum Gain as of the last day of such accounting period, determined pursuant to Regulations Section 1.704-2(g)(1), plus (c) such Member’s share of Member Minimum Gain as of the last day of such year, determined pursuant to Regulation Section 1.704-2(i)(5).  Any amounts not allocated to a Member pursuant to the limitations set forth in this paragraph shall be allocated to the other Members to the extent possible without violating the limitations set forth in this paragraph.  For purposes of the foregoing provisions, the balance of a Member’s Capital Account shall be determined after reducing such Capital Account by (i) all anticipated allocations of loss or deduction pursuant to Sections 704(e)(2) and 706(d) of the Code, and Section 1.751-1(b)(2)(ii) of the Regulations, and (ii) anticipated distributions to such Member to the extent such anticipated distributions exceed anticipated increases to such Member’s Capital Account during or prior to the year of distribution (other than increases which may not be taken into account pursuant to Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations).

7.3                               Special Allocations.  The following special allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated (before any other allocation is made pursuant to this Section 7.3) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member’s share of the net decrease in Company Minimum Gain.  The determination of a Member’s share of the net decrease in Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g).  The items to be specially allocated to the Members in accordance with this Section 7.3(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6).  This Section 7.3(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Member Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of that Member Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to that Member’s share of the net decrease in Member Minimum Gain.  Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Section 1.704-2(i)(4).  This Section 7.3(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset Allocation.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) or which would cause the negative balance in such Member’s Capital Account to exceed the sum of (i) his obligation to restore a Capital Account deficit upon liquidation of the Company, plus (ii) his share of Company Minimum Gain determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess negative balance in his Capital Account as quickly as possible.  This Section 7.3(c) is intended to comply with the alternative test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)                                 Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) any amounts such Member is obligated to restore pursuant to this Agreement, plus (ii) such Member’s distributive share of Minimum Gain as of such date, plus such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.3 have been made, except assuming that Section 7.3(c) above and this Section 7.3(d) were not contained in this Agreement.

(e)                                  Allocation of Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Company Percentages.

(f)                                    Allocation of Member Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated as prescribed by the Regulations.

(g)                                 Basis Adjustment under Section 754.  To the extent an adjustment to the adjusted tax basis of any Company assets pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain, if the adjustment increases the basis of the asset, or loss, if the adjustment decreases such basis, and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

7.4                               Built-In Gain or Loss/Section 704(c) Tax Allocations.  In the event that the Capital Accounts of the Members are credited with or adjusted to reflect the Gross Asset Value of the Company’s property and assets, the Members’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and Gross Asset Value of such property in a manner determined by Approval by Company Vote.  Any deductions, income, gain or loss specially allocated pursuant to this Section 7.4 shall not be taken into account for purposes of determining Profits or Losses or for purposes of adjusting a Member’s Capital Account.

7.5                               Recapture.  Ordinary income arising from the recapture of depreciation and unrecaptured Section 1250 gain shall be allocated to the Members in the manner that is prescribed by the Regulations, or if the Regulations do not prescribe a manner in which depreciation is to be recaptured, then depreciation shall be recaptured in the same manner as such depreciation was allocated to the Members.

7.6                               Retention of Section 751 Assets.  Upon the occurrence of an event which would otherwise cause a reduction in a Member’s respective interest in the Company’s Section 751 assets (“substantially appreciated inventory” and “unrealized receivables” as defined in Section 751 of the Code), such as the admission of new Members or otherwise, no such reduction shall occur with respect to Members who were Members immediately preceding such event and who continue to be Members after the occurrence of such event but, rather, each such Member shall retain his respective interest in the Company’s Section 751 assets existing immediately prior to such event.

7.7                               Prohibition Against Retroactive Allocations.  In the event that a Member Transfers all or a portion of its Company interest, or if there is a reduction in a Member’s Company Percentage due to the admission of new Members or otherwise, each Member’s distributive share of Company items of income, loss, credit, etc., shall be allocated using any permissible method under Code Section 706 and the related Treasury Regulations in the sole discretion of the BH Investor.

7.8                               Allocation of Nonrecourse Liabilities.  The “excess nonrecourse liabilities” of the Company (within the meaning of Section 1.752-3(a)(3) of the Regulations) shall be allocated to the Members in accordance with their respective Company Percentage.

ARTICLE VIII.

TRANSFER OF COMPANY INTEREST

8.1                               General Prohibition Against Transfers of Member’s Interest.  A Member may not Transfer any or all of such Member’s interest in the Company except as permitted in Section 8.2 or 8.4; provided, however, that BH Investor may Transfer all or any portion of its interest in the Company to an Affiliate without the consent of any other Member and CP Investor may Transfer all or any portion of its interest in the Company to an Affiliate with the consent of BH Investor, which consent shall not be unreasonably withheld.  CP Investor may transfer the ownership interests in CP Investor so long as Jeff Nelsen remains an investor and a managing member in CP Investors and retains the ability to direct and is actively involved, to the satisfaction of BH Investor, in the day-to-day management of the business affairs of CP Investor and such ownership interests are not transferred to any person or entity that would adversely impact the REIT status of BH REIT or the reputation of the Company.  Any act in violation of this Article shall be null and void as against the Company and the Members, except as otherwise provided by law.

8.2                               Conditions Upon Transfers by a Member.  A Member may Transfer all or any part of such Member’s interest in the Company only with the written consent of the Members (subject to Approval by Company Vote); provided, however, that the Members’ written consent shall not be given unless:

(i)                                     the Members are satisfied that the proposed Transfer will not have any adverse effect upon the Company or the Members under federal income tax laws then in effect or cause any default in any loan documents of the Company or the Property owner;

(ii)                                  the Members have received, if requested, an opinion from counsel for the Company to the effect that such Transfer will not violate federal or state securities laws or regulations;

(iii)                               the person, firm or entity to acquire such interest agrees to comply with all terms of this Agreement, including without limitation Section 8.5 below; and

(iv)                              the Members confirm with tax counsel for BH REIT that such transfer will not adversely impact the REIT Status of BH REIT.

8.3                               Substitution of Assignee.  Except as otherwise permitted herein, no Transferee of the whole or any portion of a Member’s interest in the Company shall have the right to be admitted to the Company and become a Member unless and until all of the Members in their absolute discretion consent and all of the following conditions are satisfied:

(a)                                  the Transferor and Transferee execute and acknowledge a written instrument of assignment, together with such other instruments as the Members may deem necessary or desirable to effect the admission of the Transferee as a substitute Member; and

(b)                                 an instrument specifically Transferring such interest, signed by both assignor and assignee, shall be filed with the remaining Member, and until such instrument is so filed, the Company shall not recognize any Transfer of interest for the purposes of making payments of profits, income or any other distribution with respect to such interest.

8.4                               Buy-Sell Agreement.

(a)                                  Upon the failure of Members to agree on any Major Decision or any other issue that could have a material impact on the Company, in the event of termination of the Hotel Development Agreement, the Fractional Development Agreement or the Fractional Management Agreement, or at any time after three (3) years after the execution of this Agreement, any Member that is not a Delinquent Member (the “Offeror”) may make an offer in writing (the “Offer”) to the other Members (the “Offeree”), which shall state an amount (the “Buy-Sell Value”) determined in the sole and absolute discretion of the Offeror.  The Buy-Sell Value shall equal the fair market value of the Assets.  An offer made pursuant to this Section 8.4 shall constitute an irrevocable offer by the Offeror to the Offeree either (i) to sell all, but not less than all, of the Offeror’s interests in the Company (including any interests held by, or Transferred to, its Affiliates), so long as the Offeree is not a Delinquent Member, or (ii) to purchase all, but not less than all, of the Offeree’s interests in the Company (including any interests held by or Transferred to its Affiliates).

(b)                                 If the Offeree believes in good faith that the Buy-Sell Value represents less than the fair market value of the Assets at the time of the Offer, then Offeree may, within ten (10) days of receipt of the Offer, deliver a written notice to the Offeror indicating that that an appraisal shall be required to determine the Buy-Sell Value.  If the Offeree does not deliver such a notice within the ten (10) -day period, the Offeree will be deemed to have accepted the Buy-Sell Value.  Both Offeror and Offeree shall each select an appraiser from a nationally recognized business valuation services firm qualified to perform hotel/spa business valuation appraisals within ten (10) days after receipt by Offeror of written notice that an appraisal shall be required.  The two appraisers shall determine the Buy-Sell Value as of the time of the Offer within thirty (30) days after the expiration of the 10-day appraiser selection period.  If the two appraisers can not agree on the Buy-Sell Value within the 30-day period (the “Initial Appraisal Period”) then the appraisers shall jointly select a third appraiser with similar qualifications within five (5) business days after the end of the Initial Appraisal Period and such appraiser shall determine the Buy-Sell Value within thirty (30) days after the end of the five (5) -day appraiser selection period (the “Additional Appraisal Period”).  The determination of the Buy-Sell Value by the third appraiser shall be final.

(c)                                  The Offeree shall have thirty (30) days after the later of (i) receipt of an Offer made pursuant to this Section 8.4(a) or (ii) the expiration of the Initial Appraisal Period (or, if necessary, the Additional Appraisal Period), if necessary, to elect either (A) to sell its interests in the Company at a price equal to the amount the Offeree would have received pursuant to a liquidation of the Company if the Assets had been sold to a third party for the Buy-Sell Value and the proceeds therefrom had been applied and distributed in accordance with Section 12.2 (assuming that all allocations resulting from the sale had been made and no reserves are established) (the “Buy-Sell Election Period”); or (B) to buy the Offeror’s interest in the Company at a price equal to the amount the Offeror would have received pursuant to a liquidation of the Company if the Assets had been sold to a third party for the Buy-Sell Value and the proceeds therefrom had been applied and distributed in accordance with Section 12.2 (assuming that all allocations resulting from the sale had been made and no reserves are established).  If the Offeree fails to make such an election within the Buy-Sell Election Period, the Offeree shall be deemed to have elected to sell its interests in the Company.  Within ten (10) days of the expiration of the Buy-Sell Election Period, the purchasing Member shall deposit into escrow a non-refundable amount equal to one percent (1.0%) of the Buy-Sell Value (the “Escrow Deposit”) with a nationally recognized title insurance company mutually acceptable to the Members, which amount shall be applied to the purchase price as of the Closing.  In any case in which there is more than one purchasing Member, the purchasing Members shall determine the proportions of the interests in the Company to be purchased by each such Member.

(d)                                 Closing shall occur at the offices of the Company no later than thirty (30) days following the date after the expiration of the Buy-Sell Election Period.  It is understood and agreed that if a portion of the Assets are sold between the time that the Offeror initiates the procedure set forth Section 8.4(a) above and closing, the proceeds of such sale shall be retained by the Company and not distributed to the Members.  At the closing, the applicable interests in the Company shall be duly conveyed, free of all liens and encumbrances, and the purchase price shall be paid by wire transfer of immediately available federal funds.  At the election of the purchasing Member, the applicable interests in the Company to be purchased may be acquired in the name of a nominee (whether or not such nominee is an Affiliate of the Purchasing Member), provided, that the Purchasing Member shall have designated such nominee by written notice prior to the date of purchase.  It shall be a condition of the selling Member’s obligation to proceed with any such purchase that the purchasing Member shall have obtained releases of any guaranties of indebtedness of the Company executed by the selling Member or any Affiliates of (or principals in) such selling Member.  The purchasing Member, in addition to paying at the closing the purchase price, shall be obligated to loan to the Company an amount sufficient to discharge at the closing all outstanding and unpaid obligations of the Company to the selling Member as of such time.

(e)                                  Upon receipt of the purchase price, the selling Member shall execute and deliver all documents reasonably required to transfer the interest in the Company being sold.  The selling Member shall also execute such resignations and other documents as may be reasonably required by counsel for the Company to accomplish the withdrawal of the selling Member as a Member of the Company and the purchasing Member shall assume all of the selling Member’s obligations to the Company and any of its creditors under any loans to the Company permitted by this Agreement, such assumptions to be in form reasonably satisfactory to counsel for the selling Member.

(f)                                    It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 8.4 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply fully with each of said obligations, and (ii) the uniqueness of the Company business and Members’ relationship.  Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

8.5                               Cost and Expense of Transfer; Allocation of Profits and Losses.  All costs and expenses incurred by the Company in connection with any disposition of a Member’s interest, including any filing, recording and publishing costs and the fees and disbursements of counsel, shall be paid by the Member disposing of such interest.  If an interest in the Company is disposed of pursuant to this Article VIII, the selling Member shall nevertheless be entitled to a portion of the profits and be charged with a portion of the losses allocated to such interest or part thereof for the fiscal year of the Company in which such disposition occurs, consistent with Section 7.7 above.

ARTICLE IX.

OWNERSHIP OF COMPANY PROPERTY

All real or personal property, including all improvements placed or located thereon, acquired by the Company shall be owned by and in the name of the Company, such ownership being subject to the other terms and provisions of this Agreement.

ARTICLE X.

FISCAL MATTERS

10.1                        Fiscal Year.  The fiscal year of the Company shall be the calendar year.

10.2                        Records; Financial Statements.

(a)                                  Proper books and records shall be kept with reference to all Company transactions at the principal place of business of the Company, and each Member shall at all reasonable times during business hours have access thereto.  The books shall be kept in such manner of accounting as shall properly reflect the actions of the Company in accordance with accounting principles generally accepted within the United States and consistently applied on such basis as will, in the opinion of the Company’s accountants, be most advantageous to the Company.  The books and records shall include the designation and identification of any property in which the Company owns a beneficial interest.  The books and records of the Company shall be reviewed annually at the expense of the Company by an independent certified public accountant selected by the BH Investor, who shall prepare and deliver to the Company, for filing, the appropriate federal Company income tax return(s) before March 31 of each year.  Each Member shall receive a copy of the Company income tax return at least ten (10) business days prior to filing such return.  The Company shall report its operations for tax purposes on the accrual basis.  K-1 statements for each partner must be delivered no later than March 30th of each year.

(b)                                 The BH Investor shall, at Company expense, furnish (or request the manager of the Property to furnish) to the Members (i) on or before the thirtieth (30th) day of each month, an unaudited statement setting forth and describing in reasonable detail the receipts and expenditures of the Company during the preceding month and comparing the results of operations of the Company for such month and for the year to date to the appropriate Operating Budget, (ii) on or before sixty (60) days after the end of each fiscal year, a balance sheet of the Company dated as of the end of such fiscal year, a statement of the Members’ Capital Accounts and Capital Contribution Balances, a statement of Distributable Cash, and a statement setting forth the Profits and Losses for such fiscal year, audited by an independent firm of certified public accountants as determined by the BH Investor, and (iii) from time to time, all other information relating to the Company and the business and its affairs reasonably requested by any Member.

10.3                        Accounts.  All funds of the Company shall be deposited in its name in an account or accounts maintained at a bank designated by the BH Investor or with an agent designated by the Members.  Checks shall be drawn upon the Company account or accounts only for purposes of the Company and shall be signed by the Member holding a Majority in Interest of the Company Percentages or such officers as the Member holding a Majority in Interest of the Company Percentages shall designate.  Notwithstanding the foregoing, CP Investor may designate such bank to be used solely for cash used for day to day operations so long as such bank is federally chartered and insured and the short term unsecured debt obligations of such bank are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch if deposits are held for a period of less than a year or the long term unsecured debt obligations of such bank are rated at least “ AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch if deposits are held for a period of one year or more.

10.4                        Federal Tax Elections.  All elections for federal tax purposes, including but not limited to an election to adjust the basis of the assets of the Company pursuant to Section 754 of the Code, and the adoption of accelerated depreciation or cost recovery methods required or permitted to be made by the Company under the Code shall be determined by the BH Investor.

10.5                        Tax Audits.  The BH Investor shall be designated as the “tax matters member” of the Company as defined in Sections 6221 et seq, of the Code and, in the event of an audit of the Company by the Internal Revenue Service (“IRS”), the BH Investor, at Company expense, shall have the exclusive right to conduct all negotiations with the Internal Revenue Service on behalf of the Company, and the attorneys and accountants selected by the Members to conduct such negotiations are hereby specifically authorized by the Members to act on behalf of the Company in such negotiations, and each Member will execute such further authority as the IRS may require to permit the BH Investor and its selected attorneys and accountants to so represent the Members; provided the BH Investor shall not take any action take any action contemplated by Sections 6222 through 6232 of the Code without prior Approval by Company Vote.  This provision is not intended to authorize the BH Investor to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

ARTICLE XI.

AMENDMENT

This Agreement may not be altered or amended except by a written instrument signed by the Members, provided that no amendment may reduce a Member’s economic interest in the Company without the Member’s prior written consent

ARTICLE XII.

DISSOLUTION OF THE COMPANY

12.1                        Dissolution.

(a)                                  It is the intention of the Members that the Company shall be continued by the Members, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would otherwise result in a dissolution of the Company pursuant to the law of the State of Delaware and no Member shall be released or relieved of any duty or obligation hereunder by reason of any such dissolution; provided, however, that the Company shall be terminated, its affairs wound up and its property and assets distributed on the earlier of:

(i)                                     expiration of the Company term as provided in Section 1.5 hereof;

(ii)                                  the written consent of the Members;

(iii)                               the disposition (including condemnation or casualty loss) of all or substantially all of the property and assets of the Company and receipt of the proceeds from such sale of other disposition (except under circumstances where (x) all or a portion of the purchase price is payable after the closing of the sale or other disposition, or (y) the Company retains a material economic or ownership interest in the entity to which all or substantially all of its assets are Transferred); or

(iv)                              dissolution by law or appropriate judicial decree.

(b)                                 Dissolution of the Company shall be effective on December 31, 2057 or the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate shall have been canceled and the assets of the Company shall have been distributed as provided below.  Notwithstanding the dissolution of the Company, prior to the termination of the Company as aforesaid, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

(c)                                  The bankruptcy, insolvency, dissolution, or adjudication of incompetency of a Member shall not cause the dissolution of the Company.  In the event of the bankruptcy, or incompetency of a Member, its administrators or representatives (“Successor”) shall have the same rights that such Member would have had if it had not become bankrupt, except that, in the event of bankruptcy, such Successor shall have no right to participate in the management of the Company or vote on any Company matter unless such Successor is admitted to the Company as a Member pursuant to Section 8.5, and the interest of such Member in the Company shall, until the termination of the Company, otherwise be subject to the terms, provisions and conditions of this Agreement as if such Member had not become bankrupt.  In the event of any other withdrawal of a Member, the Member shall only be entitled to

Company distributions distributable to it but not actually paid to it prior to such withdrawal and shall not have any right to have its interest in the Company purchased or paid for.

(d)                                 Notwithstanding anything in this Agreement to the contrary, upon a sale of all or substantially all of the assets of the Company in a single transaction (a “Single Sale Transaction”) where all or any portion of the consideration payable to the Company is to be received by the Company more than ninety (90) days after the date on which such Single Sale Transaction occurs, the Company shall continue for purposes of collecting the deferred payments and making distributions to the Members.  In such event (i) gain recognized and cash distributed in any year as a result of such Single Sale Transaction shall be allocated and distributed among the Members in the same proportion as such gain and cash would have been allocated and distributed were the entire gain resulting from such Single Sale Transaction required to be recognized for Federal income tax purposes in the year in which such Single Sale Transaction occurred; and (ii) income attributable to interest on deferred payments shall be allocated among, and such interest shall be distributed to, the Members as if the deferred payment obligations received by the Company had been distributed to the Members pursuant to Section 6.1.

12.2                        Wind-Up of Affairs.  As expeditiously as possible following the occurrence of an event giving rise to a termination of the Company pursuant to Section 12.1 above, a liquidator appointed by the BH Investor (subject to Approval by Company Vote) (such liquidator is referred to herein as the “Liquidator”) shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate.  As soon as possible after the dissolution of the Company, a full account of the assets and liabilities of the Company shall be taken, and a statement shall be prepared by the independent accountants then acting for the Company setting forth the assets and liabilities of the Company.  A copy of such statement shall be furnished to each of the Members within ninety (90) days after such dissolution.  Thereafter, the Liquidator shall wind up the affairs of the Company and distribute the Company assets in the following order of priority:

(a)                                  to creditors (including Members who are creditors) in satisfaction of the liabilities of the Company, other than liabilities to existing and former Members for distributions from the Company;

(b)                                 to the establishment of any reserves which the Liquidator deems reasonably necessary for any contingencies or unforeseen liabilities or obligations of the Company.  Such reserves shall be paid over by the Liquidator to an escrow agent or shall be held by the Liquidator for the purpose of disbursing such reserves in payment of any of such contingencies.  At the expiration of such period as the Liquidator deems advisable, the balance thereof shall be distributed in the manner and order provided in this Section;

(c)                                  to existing and former Members in satisfaction of any liabilities to them, if any, for distributions from the Company;

(d)                                 to the Members in accordance with Section 6.1 above.

Notwithstanding anything to the contrary, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and an event described in Section 12.1(a) shall have occurred, liquidating distributions shall be made pursuant to this Section 12.2 by the end of the taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.  Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Company by the trust in accordance with the Act.

12.3                        Compliance with Treasury Regulations.  It is the intent of the Members that the allocations provided in Section 7.1 result in distributions required pursuant to Section 12.2(d) being in accordance with positive Capital Accounts as provided for in the Treasury Regulations under Code Section 704(b).  However, if after giving hypothetical effect to the allocations required by Section 7.1, the Capital Accounts of the Members are in such ratios or balances that distributions pursuant to Section 12.2(d) would not be in accordance with the positive Capital Accounts of the Members as required by the Treasury Regulations under Code Section 704(b), such failure shall not affect or alter the distributions required by Section 12.2(d).  Rather, the liquidator will have the authority to make other allocations of Profits and Losses (or items thereof) among the Members which, to the extent possible, will result in the Capital Accounts of each Members having a balance prior to distribution equal to the amount of distributions to be received by such Members pursuant to Section 12.2(d).

12.4                        No Deficit Capital Account Obligation.  Notwithstanding anything else to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

12.5                        Distribution in Kind.  If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members.  Prior to distribution, such assets shall be deemed to have been sold for their fair market values and the Capital Accounts of the Members shall be adjusted pursuant to the terms of this Agreement to reflect the allocation of gain or loss which would have resulted from such deemed sale.

12.6                        Cancellation of Certificate.  Upon the dissolution and the final liquidation of the Company, there shall be filed for record as provided by Delaware law a Certificate of Cancellation executed by the Member holding the Majority in Interest of the Company Percentages.

12.7                        Return of Contribution Nonrecourse to Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution each Member shall look solely to the assets of the Company for the return of its Capital Contribution.  If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.1                        Notices.  Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) when delivered in person, or (ii) when delivered by commercial courier such as Federal Express, Express Mail or other overnight delivery service where delivery is evidenced by written receipt, addressed to the appropriate party at the addresses set forth in Article II, or such other address of the party as may have been changed as provided herein.  Any party may change the address to which notices will be given by giving notice of such change to the other parties, in accordance with the provisions of this Section 13.1.

13.2                        Governing Law.  This Agreement shall be construed under and in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.

13.3                        Execution of Other Agreements.  The parties hereto covenant and agree that they will execute such other further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Company created by this Agreement.  The Members acknowledge that the Company will enter into the Hotel Management Agreement, the Fractional Management Agreement and the Fractional Development Agreement and the Members agree to work together in good faith to finalize such agreements.

13.4                        No Action for Partition.  No Member shall be entitled to bring an action for partition against the Company, and each Member hereby irrevocably waives, during the term of the Company and during the period of its liquidation following any dissolution, any right to maintain an action for partition with respect to any of the assets of the Company.

13.5                        Paragraph Headings.  The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

13.6                        Binding Effect and Benefit.  This Agreement is binding on, and shall inure to the benefit of, all of the parties hereto and to their respective heirs, executors, administrators, legal representatives, and successors and assigns where permitted by this Agreement.

13.7                        Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.8                        Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute a single contract, and each of such counterparts shall for all purposes be deemed to be an original.  This Agreement may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

13.9                        Gender.  Wherever the context so requires, all words herein in the neuter gender shall be deemed to include the feminine or masculine genders, and vice versa, all singular words shall include the plural, and all plural words shall include the singular.

13.10                 Entire Agreement.  This Agreement, together with all Exhibits hereto and all other documents referred to herein, constitutes the entire agreement among the parties hereto with  respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements or conditions, express or implied, oral or written.

13.11                 Validity.  In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

13.12                 Indulgences, Etc.  Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

13.13                 Remedies.  In the event of any breach of this Agreement by any Member or default by any Member in connection with performing any obligation of such Member under this Agreement, the Company’s and the non-defaulting Member’s rights and remedies contained herein or in any other agreement shall be cumulative and shall not be exclusive of any other rights or remedies which the Company or the non-defaulting Member may have at law or in equity.

13.14                 Interpretation.  No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

13.15                 Time of Essence.  TIME IS OF THE ESSENCE in connection with this Agreement.

13.16                 Dispute Resolution.  THE MEMBERS HAVE AGREED TO SUBMIT DISPUTES TO MANDATORY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 13.16.  EACH MEMBER WAIVES THE RIGHT TO COMMENCE AN ACTION IN CONNECTION WITH THIS AGREEMENT IN ANY COURT AND EXPRESSLY AGREES TO BE BOUND BY THE DECISION OF THE ARBITRATOR DETERMINED IN THIS SECTION 13.16; PROVIDED, HOWEVER, THE WAIVER IN THIS SECTION 13.16 WILL NOT PREVENT ANY MEMBER FROM COMMENCING AN ACTION IN ANY COURT FOR THE SOLE PURPOSES OF ENFORCING THE OBLIGATION OF ANOTHER MEMBER TO SUBMIT TO BINDING ARBITRATION OR THE ENFORCEMENT OF AN AWARD GRANTED BY ARBITRATION HEREIN.  NOTWITHSTANDING THE FOREGOING, PRIOR TO SUBMITTING ANY DISPUTE HEREUNDER TO ARBITRATION, THE MEMBERS SHALL FIRST ATTEMPT IN GOOD FAITH, FOR THIRTY (30) DAYS AFTER THE FIRST NOTICE GIVEN UNDER THIS AGREEMENT REGARDING SUCH DISPUTE, TO RESOLVE ANY SUCH DISPUTE PROMPTLY BY NEGOTIATION BETWEEN EXECUTIVES OF EACH PARTY WHO HAVE AUTHORITY TO SETTLE THE DISPUTE, WHICH SHALL INCLUDE AN IN-PERSON MEETING BETWEEN SUCH EXECUTIVES IN DALLAS, TEXAS.

(a)                                  Any dispute between the Members as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in Denver, Colorado.  If arbitration is required to resolve a dispute between the Members, a panel of three (3) arbitrators shall be convened.  Each of BH Investor and CP Investor shall each select one (1) arbitrator with at least five (5) years experience in commercial real estate in general and hotel operation in particular, and those two (2) arbitrators shall by agreement select a third arbitrator having recognized expertise and at least five (5) years experience in commercial real estate in general and hotel operation in particular.

(b)                                 The arbitrators selected pursuant to Section 13.16(b) above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding.  The arbitrators may use the rules of the American Arbitration Association for commercial arbitration but are encouraged to adopt the rules the arbitrators deem appropriate to accomplish the arbitration in the quickest and least expensive manner possible.  Accordingly, the arbitrators may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrators deem appropriate, (iii) limit the time for presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (iv) impose any other rules which the arbitrators believe appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.  In any event, the arbitrators (A) shall permit each side no more than two (2) depositions (including any deposition of experts), which depositions may not exceed four (4) hours each, one set of 10 interrogatories (inclusive of sub-parts) and one set of five (5) document requests (inclusive of sub-parts); (B) shall not permit any requests for admissions; (C) shall limit the hearing, if any, to two (2) days; and (D) shall render their decision within sixty (60) days of the filing of the arbitration.

(c)                                  The arbitrators will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

(d)                                 Any award made by the arbitrators shall be binding on the Members and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

(e)                                  In reaching any determination or award, the arbitrators will apply the laws of the state of Delaware.  Except as permitted under Section 13.16(d) above, the arbitrators’ award will be limited to actual damages and will not include consequential, special, punitive or exemplary damages.  Nothing contained in this Agreement will be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.  All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected.  All experts engaged by a party must be disclosed to the other party within fourteen (14) days after the date of notice and demand for arbitration is given.

(f)                                    Notwithstanding any provision of this Agreement to the contrary, any party may seek injunctive relief or other form of ancillary relief at any time from any court of competent jurisdiction in Denver, Colorado.  In the event that a dispute or controversy requires emergency relief before the matter may be resolved under the arbitration procedures of this Section 13.16, notwithstanding the fact that any court of competent jurisdiction may enter an order providing for injunctive or other form of ancillary relief, the parties expressly agree that such arbitration procedures will still govern the ultimate resolution of that portion of the dispute or controversy not resolved pursuant to said court order.

13.17                 NOTICE OF INDEMNIFICATION.  THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 5.2.

ARTICLE XIV.

SECURITIES LAW CONSIDERATIONS

14.1                        No Registration/Restriction on Sale.  THE COMPANY INTERESTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY OTHER APPLICABLE STATE, INCLUDING WITHOUT LIMITATION THE STATE OF DELAWARE.  THE COMPANY INTERESTS MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS

EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

(a)                                  Compliance with Securities Laws.  The Members acknowledge and confirm that their Member interests have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable.  No Transfer of all or any part of a Member interest (except a Transfer upon the death, incapacity or bankruptcy of a Member to his personal representative and beneficiaries), including, without limitation, any Transfer of a right to distributions, profits and/or losses to a person who does not become a Member, may be made unless the Company is provided with an opinion of counsel acceptable to the Members (both as to the identity of the counsel and the substance of the opinion) to the effect that such offer or assignment (a) may be effected without registration under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Company or the Members.  Each of the Members hereby (1) represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and that the investment made by such Member in the Company is for its own account for investment and (2) covenants that such Member shall not sell, transfer, hypothecate or assign its interest in the Company or transfer interests in such Member in contravention of the Securities Act of 1933, as amended, or any applicable state securities laws.

14.2                        Access to Information.  Each of the Members represents to the Company that before determining to enter into this Agreement and to invest in the Company, each Member made an independent investigation into the Company and that it received whatever information it deemed necessary or relevant in order to decide whether to enter into this Agreement or invest in the Company.  Each Member acknowledges that the financial materials provided to the Members are only estimates of expected future operations based on assumptions about future markets and there is no assurance that such projections will be realized.

14.3                        Limitations of Fees.  Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Behringer Harvard Opportunity OP I, LP dated as of November 24, 2004 (together with all amendments thereto, the “BH Investor Agreement”) in respect of BH Investor.  Notwithstanding anything contained in this Agreement to the contrary, if any fee paid by the Company to any general partner in BH Investor or any Affiliate of any such general partner (each a “BH Investor Manager Party”) results in BH Investor paying, through its interest in the Company, fees in excess of those fees permitted to be paid to such BH Investor Manager Party under the terms of the BH Investor Agreement or any other related agreement, then such BH Investor Manager Party shall reimburse directly to BH Investor its allocable share of such fee to the extent necessary to comply with the terms of the BH Investor Agreement.  In the event that a BH Investor Manager Party receives from the Company a fee whose retention by such BH Investor Manager Party is, under the terms of the BH Investor Agreement or any other related agreement, contingent upon the happening of future events, such BH Investor Manager Party shall hold BH Investor’s allocable share of such fee until the applicable contingencies are resolved, and shall thereafter dispose of BH Investor’s allocable share of such fee in accordance with the BH Investor Agreement or any other related agreement.  It is understood and agreed that the limitations and provisions set forth in this Section 14.4 are for the sole benefit of BH Investor, and, accordingly, no other party shall be entitled to a refund of fees paid by the Company under this Agreement or any other benefit set forth in this Section 14.4.  Furthermore, it is understood and agreed that the limitations and other provisions set forth in this Section 14.4 shall not be applicable at such time as BH Investor no longer owns a direct or indirect interest in the Company.

14.4                        Amendments to Agreement.  Notwithstanding anything contained herein to the contrary, in the event that legal counsel for BH Investor reasonably determines that an amendment to this Agreement is necessary or advisable in order for this Agreement to comply with applicable securities laws, the BH Investor Agreement, or NASAA Guidelines (as such term is defined in the BH Investor Agreement), then each Member shall, within ten (10) days after request from BH Investor, execute such an amendment; provided, however, that no such amendment may reduce a Member’s economic interest in the Company or increase a Member’s liabilities or obligations under this Agreement without such Member’s prior written consent.

14.5                        Limitation on Liability of BH Investor.  Notwithstanding anything contained in this Agreement to the contrary, any liability of BH Investor arising under this Agreement or in respect of the Company shall be satisfied solely from the interest of BH Investor in the Company, and each Member and any other Person having the right to enforce such liability shall look solely to the interest of BH Investor in the Company for the satisfaction of such liability and shall have no claim or recourse against any other asset of BH Investor.  In no event shall any of the partners, officers, directors, agents or advisors of BH Investor be held to any personal liability whatsoever or be liable for any of the obligations of BH Investor, nor shall the property of any such Persons be subject to the payment of any obligations of BH Investor arising under this Agreement or in respect of the Company.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Liability Company as of the date first above written.

MEMBER:

BEHRINGER HARVARD CORDILLERA RESIDENCES, INC.,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

[This space intentionally left blank]

MEMBER:

CORDILLERA PARTNERS, LLC a Delaware limited liability company

By:	/s/ Jefford S. Nelsen
Jefford S. Nelsen
Member

Exhibit A

LEGAL DESCRIPTION OF PROPERTY

Legal Description of Lodge and Spa Real Property

LOT 1, ACCORDING TO THE “AMENDED FINAL PLAT, LOT 36, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; LOT 1, FILING NO. 1, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; AND TRACT X, CORDILLERA SUBDIVISION FILING NO. 3”, RECORDED JANUARY 14, 2003 AT RECEPTION NO. 820221, COUNTY OF EAGLE, STATE OF COLORADO.

Legal Description of Village Center Real Property

TRACT X, “AMENDED FINAL PLAT, LOT 36, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; LOT 1, FILING NO. 1, CORDILLERA SUBDIVISION, FILING NO. 1 & NO. 2; AND TRACT X, CORDILLERA SUBDIVISION, FILING NO. 3”, RECORDED JANUARY 14, 2003 AT RECEPTION NO. 820221, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH EASEMENTS AND BENEFITS AS DESCRIBED IN AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS RECORDED MAY 12, 1993 IN BOOK 608 AT PAGE 785 AND SECOND AMENDMENT THERETO RECORDED MAY 11, 1998 AT RECEPTION NO. 655728, AFFIDAVIT OF CLARIFICATION RECORDED MAY 10, 1995 IN BOOK 663 AT PAGE 72, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH NONEXCLUSIVE INGRESS AND EGRESS EASEMENTS RESERVED PURSUANT TO THE QUITCLAIM DEEDS RECORDED APRIL 21, 2003 AT RECEPTION NO. 830524, 830525, 830526, 830527, 830528, 830529 AND 830530, COUNTY OF EAGLE, STATE OF COLORADO.

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Legal Description of Cordillera Mountain Club

CONDOMINIUM UNIT 333-C, THE STRAWBERRY PARK CONDOMINIUMS, IN ACCORDANCE WITH AND SUBJECT TO THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF THE STRAWBERRY PARK CONDOMINIUMS, RECORDED APRIL 3, 1989, IN BOOK 503 AT PAGE 354, AND AMENDMENT THERETO RECORDED APRIL 12, 1991 IN BOOK 551 AT PAGE 656, AND SECOND AMENDMENT THERETO RECORDED JUNE 4, 1992 IN BOOK 581 AT PAGE 544, AND RECORDED SEPTEMBER 25, 1992 IN BOOK 590 AT PAGE 185 AND MAP RECORDED ON APRIL 3, 1989 IN BOOK 503 AT PAGE 353.

FIRST STATEMENT OF INTENTION TO ANNEX ADDITIONAL CONDOMINIUM UNITS AND COMMON ELEMENTS AND SUPPLEMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF STRAWBERRY PARK CONDOMINIUMS, RECORDED ON MAY 30, 1989 IN BOOK 507 AT PAGE 220, AND FIRST AMENDMENT THERETO RECORDED MAY 16, 1991 IN BOOK 554 AT PAGE 86, AND THE SUPPLEMENTAL CONDOMINIUM MAP RECORDED MAY 30, 1989 IN BOOK 507 AT PAGE 219, AND SECOND AMENDMENT THERETO RECORDED AUGUST 4, 1992 IN BOOK 586 AT PAGE 212, COUNTY OF EAGLE, STATE OF COLORADO.

TOGETHER WITH PARKING SPACE NOS. 67 AND 68 AS DEPICTED AND DESCRIBED ON THE MAPS REFERENCED ABOVE, WHICH PARKING SPACES SHALL BE LIMITED COMMON ELEMENTS APPURTENANT TO CONDOMINIUM UNIT NO. 333-C, THE STRAWBERRY PARK CONDOMINIUMS.

TOGETHER WITH BENEFITS AS CREATED BY THE BEAVER CREEK DECLARATION RECORDED DECEMBER 27, 1979 IN BOOK 296 AT PAGE 446 AND ANY AND ALL AMENDMENTS THERETO AND TOGETHER WITH BENEFITS AS CREATED BY THE STRAWBERRY PARK CONDOMINIUM DECLARATION RECORDED APRIL 3, 1989 IN BOOK 503 AT PAGE 354 AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO

Legal Description of Grouse on the Green Real Property

TRACT F, CORDILLERA SUBDIVISION, FILING NO. 16, ACCORDING TO THE CORRECTION PLAT RECORDED NOVEMBER 21, 1994 IN BOOK 655 AT PAGE 562, COUNTY OF EAGLE, STATE OF COLORADO.

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Exhibit B

COMPANY PERCENTAGES AND CAPITAL CONTRIBUTIONS

Members	Company Percentage	Capital Contribution

Behringer Harvard Cordillera Residences, Inc.	85.0%	$212,500

Cordillera Partners, LLC	15.0%	$37,500

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Exhibit C

DILUTION EXAMPLE

For purposes of example, assume that the Capital Contributions made to the LLC total $2,000,000.  BH Investor (owning a company percentage of 85%) has contributed $1,700,000 and CP Investor (owning a company percentage of 15%) has contributed $300,000. Assume that the BH Investor sends an Additional Capital Notice for $400,000 to the Members, and that in response thereto the CP Investor makes an Additional Capital Contribution of $60,000 and BH Investor fails to make its Additional Capital Contribution of $340,000.  If CP Investor contributes said $340,000 as an Additional Capital Contribution (thus making the total Capital Contributions equal $2,400,000), then the following adjustments to the Company Percentages would be made:

(1)           The Company Percentage of CP Investor would be increased by 21.25% (being 150% of 14.17%, which is $340,000 divided by $2,400,000, expressed as a percentage).  The Company Percentage of CP Investor would thus be adjusted to 36.25%.

(2)           The Company Percentage of BH Investor would be decreased by 21.25%, and thus would be adjusted to 63.75%.

(3)           The increase in the Company Percentage of CP Investor and the decrease in the Company Percentage of BH Investor would remain applicable after any scheduled adjustment in the Company Percentage of such Members.  For example, if it was originally contemplated that CP Investor and BH Investor would have their Company Percentages adjusted to 20% and 80%, respectively, at such time as the Members had received the return of their Capital Contributions, then, based upon the adjustments set forth in clauses (1) and (2) above, upon the return of such Capital Contributions the Company Percentage of CP Investor would be 41.25% and the Company Percentage of BH Investor would be 58.75%.

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Exhibit D

DISTRIBUTION EXAMPLE

IRR Example

DEAL LEVEL 100%
Acquisition (Monthly)

	12/31/2006	1/31/2007	2/28/2007	3/31/2007	4/30/2007	5/31/2007	6/30/2007	7/31/2007	8/31/2007
	0	1	2	3	4	5	6	7	8

Contributions (1),(2)	(1,000,000)	(100,000)	(250,000)	(250,000)				(100,000)
Net Income (3)					50,000	55,000	60,000	60,000	60,000
Net Reversion (4)
Cash Flow	(1,000,000)	(100,000)	(250,000)	(250,000)	50,000	55,000	60,000	(40,000)	60,000

								Overall Deal
								XIRR	30.28%
								(calculated monthly)

	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	9	10	11	12	13	14	15	16

Contributions (1),(2)	(50,000)
Net Income (3)	60,000	60,000	60,000	60,000	70,000	70,000	70,000	70,000
Net Reversion (4)								1,500,000	Net Proceeds
Cash Flow	10,000	60,000	60,000	60,000	70,000	70,000	70,000	1,570,000

(1) Venture contributes $1,000,000 towards the purchase of the asset.

(2) Venture contributes equity of $100,000 in month 1, $250,000 in months 2 and 3.

(3) Net Income distributed to Venture

(4) Net Sales proceeds available for distribution

Solve for:	Acquisition (Monthly)
25% IRR

	12/31/2006	1/31/2007	2/28/2007	3/31/2007	4/30/2007	5/31/2007	6/30/2007	7/31/2007	8/31/2007
	0	1	2	3	4	5	6	7	8
Contributions (1),(2)	(1,000,000)	(100,000)	(250,000)	(250,000)				(100,000)
Net Income (3)					50,000	55,000	60,000	60,000	60,000
Net Reversion (4)
Cash Flow	(1,000,000)	(100,000)	(250,000)	(250,000)	50,000	55,000	60,000	(40,000)	60,000

								Solver for hurdle
								XIRR	25.00%
								(calculated monthly)

	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	9	10	11	12	13	14	15	16
Contributions (1),(2)	(50,000)
Net Income (3)	60,000	60,000	60,000	60,000	70,000	70,000	70,000	70,000
Net Reversion (4)								1,399,700	Solve @ 25%
Cash Flow	10,000	60,000	60,000	60,000	70,000	70,000	70,000	1,469,700

								100,300	remaining to-be split

BH 85% 85/15, then 50/50 after 25% IRR

	12/31/2006	1/31/2007	2/28/2007	3/31/2007	4/30/2007	5/31/2007	6/30/2007	7/31/2007	8/31/2007
	0	1	2	3	4	5	6	7	8
Contributions (1),(2)	(850,000)	(85,000)	(212,500)	(212,500)				(85,000)
Net Income (3)					42,500	46,750	51,000	51,000	51,000
Reversion (4)
Add’l Promote
Cash Flow	(850,000)	(85,000)	(212,500)	(212,500)	42,500	46,750	51,000	(34,000)	51,000

								BH
								XIRR	28.11%
								(calculated monthly)

	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	9	10	11	12	13	14	15	16
Contributions (1),(2)	(42,500)
Net Income (3)	51,000	51,000	51,000	51,000	59,500	59,500	59,500	59,500
Reversion (4)								1,189,745
Add’l Promote								50,150	50,00%
Cash Flow	8,500	51,000	51,000	51,000	59,500	59,500	59,500	1,299,395

Partner 15%

	12/31/2006	1/31/2007	2/28/2007	3/31/2007	4/30/2007	5/31/2007	6/30/2007	7/31/2007	8/31/2007
	0	1	2	3	4	5	6	7	8
Contributions (1),(2)	(150,000)	(15,000)	(37,500)	(37,500)				(15,000)
Net Income (3)					7,500	8,250	9,000	9,000	9,000
Reversion (4)
Add’l Promote
Cash Flow	(150,000)	(15,000)	(37,500)	(37,500)	7,500	8,250	9,000	(6,000)	9,000

								Partner
								XIRR	42.30%
								(calculated monthly)

	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	9	10	11	12	13	14	15	16
Contributions (1),(2)	(7,500)
Net Income (3)	9,000	9,000	9,000	9,000	10,500	10,500	10,500	10,500
Reversion (4)								209,955		1,399,700
Add’l Promote								50,150	50,00%
Cash Flow	1,500	9,000	9,000	9,000	10,500	10,500	10,500	270,605
										1,570,000

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Exhibit E

FRACTIONAL DEVELOPMENT AGREEMENT

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Exhibit F

FRACTIONAL MANAGEMENT AGREEMENT

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Schedule 4.5

OFFICERS

OFFICERS	TITLE

Robert M. Behringer	Chief Executive Officer

Robert S. Aisner	President and Chief Operating Officer

Gerald J. Reihsen, III	Executive Vice President – Corporate Development & Legal and Secretary

Gary S. Bresky	Chief Financial Officer

Cindy A. Fallis-Cooper	Treasurer

Jon L. Dooley	Vice President

Samuel A. Gillespie	Vice President

William Terry Kennon	Vice President

Edward J. Kittleson	Vice President

Andrew J. Bruce	Vice President

Richard Frank	Vice-President

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